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                                                                    EXHIBIT 11.1


                          COMPUTATION OF NET LOSS PER SHARE


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
                                                                    YEAR ENDED DECEMBER 31,
                                                   ------------------------------------------------------
                                                         1996              1995                1994
                                                   ---------------     ---------------     --------------
PRIMARY
Net loss                                          $  (16,142,000)     $  (11,710,000)     $  (9,479,000)
                                                   ---------------     ---------------     --------------
                                                   ---------------     ---------------     --------------
Weighted average common shares
   outstanding                                        11,786,429           9,486,212          8,003,850
Preferred stock  converted to common shares                   --             375,000            375,000
Common shares and stock options
   issued during the twelve-month period
   prior to the initial public offering using
   the treasury stock method and assumed
   offering price of $10.67 per share                         --                  --            737,076
                                                   ---------------     ---------------     --------------
Shares used in the computation                        11,786,429           9,861,212          9,115,926
                                                   ---------------     ---------------     --------------
                                                   ---------------     ---------------     --------------
Net loss per share                                 $       (1.37)      $       (1.19)      $      (1.04)
                                                   ---------------     ---------------     --------------
                                                   ---------------     ---------------     --------------



FULLY DILUTED
Net loss                                          $  (16,142,000)     $  (11,710,000)     $  (9,479,000)
                                                   ---------------     ---------------     --------------
                                                   ---------------     ---------------     --------------
Weighted average commons shares
   outstanding                                        11,786,429           9,486,212          8,003,850
Preferred stock  converted to common shares                   --             375,000            375,000
Common shares and stock options
   issued during the twelve-month period
   prior to the initial public offering using
   the treasury stock method and assumed
   offering price of $10.67 per share                         --                  --            737,076
                                                   ---------------     ---------------     --------------
Shares used in the computation                        11,786,429           9,861,212          9,115,926
                                                   ---------------     ---------------     --------------
                                                   ---------------     ---------------     --------------
Net loss per share                                $        (1.37)     $        (1.19)     $       (1.04)
                                                   ---------------     ---------------     --------------
                                                   ---------------     ---------------     --------------

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